Exhibit 23.1

CONSENT OF INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Diodes Incorporated and Subsidiaries

We consent to the inclusion in this Annual Report on Form 10-K of Diodes Incorporated for the year ended December 31, 2006 and to the incorporation by reference in Registration Statements on Forms S-8 (No. 33-78716, 333-106775 and 333-124809) and Form S-3 (No. 333-137803) of Diodes Incorporated of our report dated February 28, 2007 appearing in Item 8 in this Annual Report on Form 10-K, of our report dated February 28, 2007 on the financial statement schedule, which appears at page 46 of this Form 10-K, and of our report dated February 28, 2007 with respect to management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report is included in Item 9 in this Annual Report on Form 10-K.

/s/ Moss Adams LLP

MOSS ADAMS LLP
Los Angeles, California
February 28, 2007